NOTICE OF GRANT

RESTRICTED STOCK UNITS

The Compensation Committee of the Board of Directors of Cars.com Inc. (the “Company”) has approved your opportunity to receive Restricted Stock Units (referred to herein as “RSUs” or “Award”) under the Cars.com Inc. Omnibus Incentive Compensation Plan (the “Plan”), as amended, as set forth below.

This Notice of Grant of Restricted Stock Units (this “Notice of Grant”) and the attached Restricted Stock Unit Award Agreement (the “Award Agreement”), including any exhibits or schedules, effective as of ________ (the “Grant Date”), constitute the formal agreement governing this award.

This Notice of Grant will be signed electronically in the Merrill Lynch Award System. Please keep a copy for your records. Please keep the Award Agreement for future reference.

Participant: /$ParticipantName$/

Company Name: Cars.com Inc.

Grant Date: ________

Grant Type: RSU

Number of RSUs: /$AwardsGranted$/

Security Symbol: CARS

Vesting Schedule: 1/3 on __________

1/3 on __________

1/3 on __________

Additional Terms/Acknowledgements:

You acknowledge receipt of, and understand and agree to, the terms and conditions set forth in this Notice of Grant, the Award Agreement, and the Plan. As of the Grant Date, this Notice of Grant, the Award Agreement and the Plan set forth the entire understanding between you and the Company regarding this Award and supersede all prior oral and written agreements regarding this Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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RESTRICTED STOCK UNIT
AWARD AGREEMENT
Under the
Cars.com Inc.
Omnibus Incentive Compensation Plan

This Restricted Stock Unit Award Agreement (this “Award Agreement”) governs the grant of Restricted Stock Units (referred to herein as “Stock Units”) to the employee designated in the Notice of Grant dated coincident with this Award Agreement (the “Employee”). The Stock Units are granted under, and are subject to, the Cars.com Inc. (the “Company”) Omnibus Incentive Compensation Plan, as amended (the “Plan”). Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan or, to the extent applicable, the Notice of Grant. If there is any inconsistency between this Award Agreement and the terms of the Plan, the terms of the Plan shall supersede and replace the conflicting terms herein.

1.
Grant of Stock Units. Pursuant to the provisions of (a) the Plan, (b) the individual Notice of Grant governing the grant, and (c) this Award Agreement, the Company has granted to the Employee the number of Stock Units set forth on the applicable Notice of Grant. Each vested Stock Unit shall entitle the Employee to receive from the Company one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon the earliest of the Employee’s termination of employment (but only to the extent provided in Sections 3 or 14 of this Award Agreement), a Change in Control (but only to the extent provided in Section 14 of this Award Agreement) or a Vesting Date, as defined below. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested Stock Units, and the Employee shall have no further rights with regard to a Stock Unit once the underlying share of Common Stock has been delivered with respect to that Stock Unit.
2.
Vesting Schedule. Subject to the special vesting rules set forth in Sections 3 and 14 of this Award Agreement, the Stock Units shall vest in accordance with the Vesting Schedule specified in the Notice of Grant to the extent that the Employee is continuously employed by the Company or its Subsidiaries until each vesting date (each date, a “Vesting Date”) and has not terminated employment on or before each such date. An Employee will not be treated as remaining in continuous employment if the Employee’s employer ceases to be a Subsidiary of the Company.
3.
Death and Disability. In lieu of the Vesting Schedule set forth in the Notice of Grant, in the event that the Employee’s employment terminates on or prior to the last Vesting Date set forth in the Notice of Grant by reason of death or permanent disability (as determined under the Company’s Long Term Disability Plan), the Employee (or in the case of the Employee’s death, the Employee’s estate or designated beneficiary) shall become vested in a number of Stock Units equal to the product of (a) the total number of Stock Units in which the Employee would have become vested upon the last Vesting Date had the Employee’s employment not terminated, and (b) a fraction, the numerator of which shall be the number of full calendar months between the Grant Date and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the Grant Date to the last Vesting Date; provided such number of Stock Units so vested shall be reduced by the number of any Stock Units that had previously become vested.

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4.
No Dividend Equivalents. No dividend equivalents shall be paid to the Employee with regard to the Stock Units.
5.
Delivery of Shares. The Company shall deliver to the Employee a certificate or certificates, or at the election of the Company make an appropriate book-entry, for the number of shares of Common Stock equal to the number of vested Stock Units as soon as administratively practicable (but always by the 30th day) after the earliest of (a) the Employee’s termination of employment (but only to the extent provided in Section 3 or 14, as applicable), (b) a Change in Control (but only to the extent provided in Section 14), and (c) a Vesting Date. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested Stock Units, and the Employee shall have no further rights with regard to a Stock Unit once the underlying share of Common Stock has been delivered with respect to that Stock Unit.
6.
Cancellation of Stock Units - Termination of Employment. Subject to Sections 3 and 14, all Stock Units granted to the Employee that have not vested as of the date of the Employee’s termination of employment shall automatically be canceled upon the Employee’s termination of employment with the Company and its Subsidiaries. Notwithstanding the foregoing, to the extent that any severance plan or policy maintained by the Company that applies to the Employee, or any other type of agreement between the Company or a Subsidiary and the Employee, provides that the Stock Units cease to be subject to a “substantial risk of forfeiture” upon the Employee’s termination of employment with the Company or a Subsidiary, the Company shall deliver to the Employee such number of shares of Common Stock equal to the number of Stock Units for which the “substantial risk of forfeiture” has lapsed within 60 days of the Employee’s termination of employment. Unvested Stock Units shall also be canceled in connection with an event that results in the Employee’s employer ceasing to be a Subsidiary of the Company.
7.
Clawback Policy. Notwithstanding any other provision of this Award Agreement to the contrary, the Employee acknowledges and agrees that this Award Agreement and the Stock Units described herein (and any settlement thereof) shall be subject to recoupment in accordance with the terms and conditions of the Company’s clawback policy or policies (if any), as may be in effect from time to time (including the Cars.com Inc. Clawback Policy) (the “Clawback Policy”), including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded). The Employee agrees and consents to the Company’s application, implementation and enforcement of the Clawback Policy, to the extent applicable to the Employee and the Award, and that the Employee will abide by the terms of the Clawback Policy and fully cooperate with the Company in connection with any of the Employee’s obligations under the Clawback Policy, including, without limitation, by promptly returning any Covered Compensation (as defined in the Clawback Policy) to the Company to the extent required by the Clawback Policy, and executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Employee of any such amounts, including from the Employee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code. The Employee further agrees that the Company may enforce its rights under the Clawback Policy through any and all reasonable means permitted under applicable law it deems necessary or desirable under the Clawback Policy, in each case from and after the effective dates thereof. The foregoing is in

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addition to, and separate from, any other relief available to the Company due to the Employee’s misconduct or fraud. The Company may assert any other remedies that may be available to the Company, including, without limitation, those available under Section 304 of the Sarbanes-Oxley Act of 2002. This Section 7 shall survive the termination of the Employee’s employment with the Company or its Subsidiaries for any reason.
8.
Non-Assignability. Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.
9.
Rights as a Shareholder. The Employee shall have no rights as a shareholder by reason of the Stock Units.
10.
Discretionary Plan; Employment. The Plan is established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, to the extent permitted by the Plan. In addition, (a) each grant of Stock Units under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Units, or benefits in lieu of Stock Units, even if Stock Units have been granted in the past; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Stock Units shall be granted, the number of Stock Units and the vesting dates, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause; (d) the Employee’s participation in the Plan is voluntary; (e) the Stock Units are not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the Stock Units is unknown and cannot be predicted with certainty; and (g) no claim or entitlement to compensation or damages shall arise from forfeiture of any Stock Units resulting from the Employee ceasing to provide employment or other services to the Company or a Subsidiary (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any, except as provided in the Non-U.S. Addendum (as defined below)).
11.
Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into this Award Agreement, and this Award Agreement is subject in all respects to the provisions of the Plan, including, without limitation, the authority of the Committee in its sole discretion to adjust awards and to make interpretations and other determinations with respect to all matters relating to the applicable Notice of Grant, Award Agreement, the Plan and awards made pursuant thereto. This Award Agreement shall apply to the grant of Stock Units made to the Employee on the date hereof and shall not apply to any future grants of Stock Units made to the Employee.
12.
Notices. Notices hereunder shall be in writing and if to the Company shall be addressed to the Secretary of the Company at 300 S Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and, if to the Employee, shall be addressed to the Employee at his or her address as it appears on the Company’s records.

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13.
Successors and Assigns. The applicable Notice of Grant and Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 3 hereof, to the estate or designated beneficiary of the Employee.
14.
Change in Control Provisions.

Notwithstanding anything to the contrary in this Award Agreement, the following provisions shall apply to all Stock Units granted under the Notice of Grant.

(a)
Definitions.

As a modification to the definition set forth in Article 15 of the Plan and as used in this Award Agreement, a “Change in Control” shall mean the first to occur of the following:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates; or (iv) any acquisition pursuant to a transaction that complies with Sections 14(a)(iii)(A), 14(a)(iii)(B) and 14(a)(iii)(C);
(ii)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the

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corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)
approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)
Acceleration Provisions.
(i)
In the event of the occurrence of a Change in Control in which the Stock Units are not continued or assumed (i.e., the Stock Units are not equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Stock Units that have not been canceled or paid out shall become fully vested. The vested Stock Units shall be paid out to the Employee as soon as administratively practicable on or following the effective date of the Change in Control (but in no event later than 30 days after such event)
(ii)
In the event of the occurrence of a Change in Control in which the Stock Units are continued or assumed (i.e., the Stock Units are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate in accordance with the requirements set forth below), to the extent it does not violate Section 409A:

(A) Any unvested Stock Units shall not vest upon the Change in Control, and provided that all or a portion of such unvested Stock Units do not subsequently vest following the Change in Control, any such unvested Stock Units shall become fully vested in the event that the Employee has a “qualifying termination of employment” within two years following the date of the Change in Control. Such vested Stock Units shall be paid out as soon as administratively practicable after the Employee’s termination of employment (but in no event later than 30 days after such event).

A “qualifying termination of employment” shall occur if the Company involuntarily terminates the Employee without “Cause” or the Employee is otherwise entitled to severance benefits under a severance plan or arrangement of the Company or a Subsidiary. For this purpose, “Cause” shall mean:

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●
any material misappropriation of funds or property of the Company or its affiliate by the Employee;
●
unreasonable and persistent neglect or refusal by the Employee to perform the Employee’s duties which is not remedied within thirty (30) days after receipt of written notice from the Company; or
●
conviction, including a plea of guilty or of nolo contendere, of the Employee of a securities law violation or a felony.

(B) The Stock Units shall refer to the right to receive such cash and/or equity. An assumption of this Award must satisfy the following requirements:

●
The converted or substituted award must be a right to receive an amount of cash and/or equity that has a value, measured at the time of such conversion or substitution, that is equal to the value of this Award as of the date of the Change in Control;
●
Any equity payable in connection with a converted or substituted award must be publicly traded equity securities of the Company, a successor company or their direct or indirect parent company, and such equity issuable with respect to a converted or substituted award must be covered by a registration statement filed with the Securities Exchange Commission that permits the immediate sale of such shares on a national exchange;
●
The vesting terms of any converted or substituted award must be substantially identical to the terms of this Award; and
●
The other terms and conditions of any converted or substituted award must be no less favorable to the Employee than the terms of this Award are as of the date of the Change in Control (including the provisions that would apply in the event of a subsequent Change in Control).

The determination of whether the conditions of this Section 14(b)(ii)(B) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Employee in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 14, whether or not initiated by the Employee. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Employee, provided that the Employee shall have submitted an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.

14.
Employment or Similar Agreements. The provisions of Sections 1, 2, 3, 5, 6, 7, and 14 of this Award Agreement shall not be applied to or interpreted in a manner which would

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decrease the rights held by, or the payments owing to, an Employee under an employment agreement, termination benefits plan or agreement or similar plan or agreement with the Company and contains specific provisions applying to Plan awards in the case of any change in control or similar event or termination of employment, and if there is any conflict between the terms of such employment agreement, termination benefits plan or agreement or similar plan or agreement and the terms of Sections 1, 2, 3, 5, 6, 7 and 14, the employment agreement, termination benefits plan or agreement or similar plan or agreement shall control.
15.
Grant Subject to Applicable Regulatory Approvals. Any grant of Stock Units under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Employee’s country. These approvals cannot be assured. If necessary approvals for grant or payment are not obtained, the Stock Units may be canceled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.
16.
Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Illinois and agree that such litigation shall be conducted in the courts of Cook County, Illinois or the federal courts of the United States for the Northern District of Illinois.
17.
Compliance with Section 409A. This Award is intended to comply with the requirements of Section 409A so that no taxes under Section 409A are triggered, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “termination of employment” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of this Award Agreement would otherwise conflict with or frustrate this intent, the provision shall not apply. Notwithstanding any provision in this Award Agreement to the contrary and solely to the extent required by Section 409A, if the Employee is a “specified employee” within the meaning of Section 409A and if delivery of shares is being made in connection with the Employee’s separation from service other than by reason of the Employee’s death, delivery of the shares shall be delayed until six months and one day after the Employee’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Employee’s death). The Company shall not be responsible or liable for the consequences of any failure of the Award to avoid taxation under Section 409A.
18.
Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Award Agreement and any other Stock Unit award materials by and among, as applicable, the Company or its Subsidiaries for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company or any Subsidiary may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address, email address and telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, job title, any Common Stock of or directorships in the Company that are held, details of all Stock Units or any other entitlement to

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Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Employee understands that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that the recipients’ use of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that if the Employee resides outside the United States, the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company, the Company’s broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands if the Employee resides outside the United States, the Employee may, at any time, view their respective Data, request additional information about the storage and processing of their Data, require any necessary amendments to their Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that the Employee is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke the Employee’s consent, the Employee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant Stock Units or other equity awards or administer or maintain such awards. Therefore, the Employee understands that refusing or withdrawing the Employee’s consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the Employee’s local human resources representative.

19.
Appendix to Agreement. Notwithstanding any provisions of this Award Agreement to the contrary, the Stock Units shall be subject to such special terms and conditions for the Employee’s country of residence (and country of employment, if different), as are set forth in Appendix A to this Award Agreement (the “Non-U.S. Addendum”). Further, if the Employee transfers residency and/or employment to another country, any special terms and conditions for such country will apply to the Stock Units to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate a transfer). In all circumstances, the Non-U.S. Addendum shall constitute part of this Award Agreement.

Appendix A

Cars.com Inc.

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Omnibus Incentive Compensation Plan

Non-U.S. Addendum to Restricted Stock Unit Award Agreement

In addition to the terms of the Cars.com Inc. Omnibus Incentive Compensation Plan (as may be amended from time to time, the “Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”), the Restricted Stock Units (“Stock Units”) are subject to the additional terms and conditions as set forth in this Appendix A, which is part of the Award Agreement (this “Non-U.S. Addendum”), to the extent the Employee resides or is employed in one of the countries addressed herein. This Non-U.S. Addendum also includes information about certain other issues of which an Employee should be aware with respect to the Employee’s participation in the Plan.

The Non-U.S. Addendum is based upon the securities, tax, exchange control and other laws in effect in the respective countries as of February 2024. All capitalized terms contained in this Non-U.S. Addendum shall have the same meaning as set forth in the Plan and the Award Agreement unless otherwise defined. By accepting the Stock Units, the Employee agrees to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Award Agreement, and the terms of any other document that may apply to the Employee and the Employee’s Stock Units.

If the Employee transfers residence or employment to a country identified in this Non-U.S. Addendum, the additional terms and conditions for such country as reflected in this Non-U.S. Addendum will apply to the Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer). However, if the Employee is a citizen or resident of a country other than the one in which the Employee is currently working, transferred employment after the Stock Units were granted to the Employee, or is considered a resident of another country for local law purposes, the information contained herein may not apply.

Finally, the information contained herein is general in nature and may not apply to an Employee’s particular situation, and the Company is not in a position to assure the Employee of a particular result. Accordingly, the Employee is advised to seek appropriate professional advice as to how the relevant laws in the Employee’s country may apply to an Employee’s situation.

COUNTRIES COVERED BY THIS APPENDIX A: Canada

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CANADA

Terms and Conditions

1.
Withholding Taxes. Notwithstanding any provision in the Award Agreement to the contrary, if the Employee is a resident of Canada or otherwise subject to taxation in Canada on employment income, the Employee is prohibited from surrendering shares of Common Stock that the Employee already owns or from attesting to the ownership of shares to satisfy any tax withholding obligations in connection with the Stock Units.

2.
Restricted Stock Units Payable in Shares Only. Notwithstanding any provision in the Award Agreement or the Plan to the contrary, vested Stock Units shall be payable in shares only (and shall not be settled in cash).

3.
Termination of Employment. For purposes of Sections 6 and 14 of the Award Agreement, the date of the Employee’s termination of employment (the “Termination Date”) shall mean the date that is the earlier of (a) the date the Employee tenders notice of termination of employment from the Company or the Employee’s employer (“Employer”), or (b) the date the Employee ceases to render actual services for the Company or the Employer, without regard to any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, civil and/or common law, except as otherwise may be required to comply with minimum standards legislation (“MSL”), if applicable). Subject to compliance with MSL, the Company shall have sole discretion to determine when the Employee is no longer actively employed for purposes of vesting of the Stock Units and participation in the Plan and to treat a termination of employment for Cause as a “qualifying termination of employment” where the Cause asserted does not disqualify the Employee from statutory notice under MSL. The Employee shall have no entitlement to damages or other compensation arising from, or related to, not receiving any awards which would have vested after the Termination Date, and the Employee hereby waives any claim for such damages or other compensation; it being understood that nothing herein is intended to limit any statutory termination entitlements, and such statutory entitlements shall, if required, apply despite anything herein to the contrary.

4.
Acknowledgement. By accepting the Stock Units subject to the Award Agreement through the [INSERT NAME OF STOCK PLAN ADMINISTRATOR]’s web portal (or its successor), the Employee declares that the Employee expressly agrees with the provisions of the Plan and the Award Agreement, including provisions regarding termination of employment described in the Plan and in Sections 3, 6 and 14 of the Award Agreement, and the special terms and conditions set forth in this Appendix A.

5.
Clawback Policy. If the Employee’s employment is subject to the laws of a province of Canada that prohibits non-competition covenants and such Employee is not exempt from such prohibition, any forfeiture and clawback consequences, including cancellation and recoupment of the Stock Units, provided for in the Clawback Policy and Section 7 of the Award Agreement shall continue to apply but post-termination competition will be permissible for such Employee and shall not amount to Misconduct (as defined under the

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Clawback Policy) or misconduct generally (under any other covenant) for any purpose except to define the trigger for such monetary consequences. This provision shall be further modified if and only as necessary to comply with the MSL.

Notifications

1.
Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada and, in particular, you are generally permitted to sell shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a “foreign issuer” that is not a reporting issuer in any jurisdiction of Canada and the sale of the shares acquired pursuant to the Plan takes place: (a) through an exchange, or a market, outside of Canada, on the distribution date; or (b) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada.

2.
Tax Reporting. The Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property”, as defined in the Tax Act (which includes Common Stock and Stock Units) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.

3.
Non-Qualified Securities. The shares of Common Stock to be issued or sold under the Award Agreement are “non-qualified securities” for purposes of the Tax Act.

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